EXHIBIT 10.6

INNOPHOS MEXICANA S de RL DE CV

Subgerencia Comercial
Pemex Petroquímica
Pios 237, Torre Ejec. Pemex
Marina Nacional # 329
Col. Huasteca, CP 11311
Deleg. Miguel Hgo.
Mexico, D.F.
Attn. Ing. Jorge Aurelio Carrillo Careaga
Gerente de Comercializacion PPQ

REFERENCE: CORPORATE CONVERSION

Date: FEBRUARY 22, 2011

I hereby wish to inform about the conversion of our company from Innophos Mexicana SA de CV to Innophos Mexicana S de RL de CV.

The company remains the same, with no changes in the legal aspects, except that the company is now a limited liability corporation with variable capital.
Also, the attorneys-in-fact and the legal representatives have not changed and remain the same persons, since they have been ratified, and the fiscal domicile has not been amended.

This change does not involve any amendment to the agreement and contracts already executed.

We kindly request that our company name to be changed as above mentioned in this letter, and for all applicable legal purposes.

Please find attached a copy of our new tax identification card, and a certified copy of the official transcript of notarization of this conversion.

Sincerely yours,
/s/ HÉCTOR LUIS SERRANO SAUCEDO
HÉCTOR LUIS SERRANO SAUCEDO
LEGAL REPRESENTATIVE
INNOPHOS MEXICANA S DE RL DE CV